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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 17, 2000.


                                 USG Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 1-8864


          Delaware                                               36-3329400
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(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

125 South Franklin Street, Chicago, Illinois                       60606-4678
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 (Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code              (312) 606-4000
                                                               -----------------





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         Item 5.  OTHER EVENTS.
                  -------------


         The recent bankruptcy of Owens Corning Corporation and speculation about the effect of the filing on other defendants in the asbestos litigation, as well as an uncertain business climate, have subjected USG stock to significant volatility, and this, in turn, has created a source of distraction to USG employees. Due to the non-diversified nature of the USG Common Stock fund and concern among employees about the potential impact on USG stock of further developments regarding other asbestos defendants, which developments are outside the Corporation's control, the Corporation has suspended contributions to the USG Common Stock fund in the Corporation's Investment Plan as follows:


Effective November 9, 2000, the Corporation suspended employee contributions to the USG Common Stock fund in the Corporation's Investment Plan, its qualified 401 K plan. Employees are permitted to maintain current holdings of USG stock in this fund but are no longer allowed to make new investments in USG stock through the plan.

For further information, see the letter to employees concerning this change.



         Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.
                  ---------------------------------

                  (c) Exhibits.
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         (99.1)   Letter to USG employees dated November 8, 2000 regarding USG
                  Corporation Investment Plan





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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              USG CORPORATION
                                                 Registrant


Date: November 17, 2000                 By:   /s/ Richard H. Fleming
                                              --------------------------------
                                        Its:  Executive Vice President
                                              And Chief Financial Officer